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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CompuCredit Corporation
Atlanta, Georgia

        We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 6, 2004, relating to the consolidated financial statements of CompuCredit Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia
June 4, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS